UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2010 (May 28, 2010)

THE BEARD COMPANY
(Exact name of registrant as specified in its charter)

Oklahoma	001-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvey Parkway
301 N.W. 63rd Street, Suite 400
Oklahoma City, Oklahoma  73116
 (Address of principal executive offices)

(405) 842-2333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On May 28, 2010, The Beard Company, an Oklahoma corporation (“Beard”), and Royal Energy, LLC, an Oklahoma limited liability company (“Royal”), entered into a letter agreement (the “Agreement”) concerning the purchase by Beard of all of Royal’s rights, title and interest in, to and under the oil and gas leases, and any other working interests and associated rights or entitlements covering the Dilworth Field in Kay County, Oklahoma (the “Assets”).

The purchase price for the Assets is $900,000.00 (the “Purchase Price”).  Beard paid a $150,000 deposit on June 3, 2010.  The remaining $750,000.00 of the Purchase Price must be paid on or before October 4, 2010.  If Beard pays $725,000.00 on or before August 4, 2010, the Purchase Price will be reduced to $875,000.00.

The effective date of the transaction is May 1, 2010 (the “Effective Date”).  Royal is responsible for all expenses and will receive all revenues relating to the Assets incurred and earned prior to the Effective Date.  Beard is responsible for all expenses and will receive all revenues relating to the Assets incurred and earned after the Effective Date.  Royal will not be required to pay more than $5,000.00 for expenses relating to the Assets that were incurred prior to the Effective Date and not reflected on the April 30, 2010 joint interest billing for the Dilworth Field.

Beard completed its acquisition of the Assets on June 3, 2010, pursuant to the terms of the Agreement.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Form 8-K and are identified by the numbers indicated.

Exhibit No.	Description

10.23	Letter Agreement dated May 28, 2010 between Royal Energy, LLC and The Beard Company, re purchase of interests in Dilworth Field.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President
June 4, 2010

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.23	Letter Agreement dated May 28, 2010 between Royal Energy, LLC and The Beard Company, re purchase of interests in Dilworth Field.	Filed herewith electronically

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